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                                                                   EXHIBIT 4.1



                                INTERVOICE, INC.
                        1990 INCENTIVE STOCK OPTION PLAN

                As amended and restated effective April 9, 1996

              1. Purpose. This InterVoice, Inc. 1990 Incentive Stock Option Plan (the "Plan") is intended as an incentive for, and to encourage stock ownership by, key employees of InterVoice, Inc. (the "Company"), or any Affiliate (as used herein, the term "Affiliate" means any parent or subsidiary corporation of the Company within the meaning of Section 424(e) and (f) of the Internal Revenue Code of 1986, as amended (the "Code")), so that such employees may acquire or increase their equity interest in the success of the Company, and to encourage them to remain in the employ of the Company or any Affiliate. Unless otherwise specified in the option agreement, it is intended that each option granted under this Plan will qualify as an "incentive stock option" within the meaning of Section 422(b) of the Code.

              2. Administration. The Plan shall be administered by the Board of Directors of the Company (the "Board"). The interpretation and construction by the Board of any provisions of the Plan or of any option granted under it shall be final. The Board shall have the authority to appoint a Committee to assume the duties and responsibilities of administering the Plan. The Committee, if such be established by the Board, shall be composed of no less than three (3) persons (who shall be members of the Board), each of whom shall be a "disinterested person" as defined in Section 3 hereof, and such Committee shall have the same power, authority and rights in the administration of the Plan as the Board. No director shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

              3. Eligibility. The Board shall determine from time to time the persons who shall receive options hereunder; provided, however, options may be granted hereunder only to persons who, at the time of the grant thereof, are key employees of the Company or any Affiliate; provided further, that any decision to award Options hereunder to any director/employee or officer of the Company or the determination of the maximum number of shares of Stock (as hereinafter defined) which may be subject to option to any director/employee or officer shall be made by either (i) the Board, a majority of the directors of which and a majority of the directors acting in such matter shall be disinterested persons as defined herein or (ii) the Committee appointed by the Board pursuant to Section 2 hereof. For purposes of this Plan, "disinterested person" shall mean any person who is an administrator of the Plan who is not at the time he exercises discretion in administering the Plan eligible and has not at any time within one year prior thereto been eligible for selection as a person to whom stock may be allocated or to whom stock may be granted pursuant to the Plan or any other plan of the Company or any Affiliate entitling the participants therein to acquire stock, stock options, or stock appreciation rights of the Company or any Affiliate.

              Notwithstanding any provision contained herein to the contrary, a person shall not be eligible to receive an option hereunder if he, immediately before such option is granted, owns (within the meaning of Sections 422 and 424 of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate, unless at the time the option is granted, the option price per share of Stock (as hereinafter defined) is at least one hundred ten percent (110%) of the fair market value of each share of Stock subject to the option and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

              4. Stock. The stock subject to the options shall be shares of the Company's authorized but unissued or reacquired Common Stock, no par value per share (herein sometimes called "Stock"). The aggregate number of shares which may be issued under options granted pursuant to this Plan shall not exceed four million five hundred fifty thousand (4,550,000) shares of Stock. The limitations established by each of the preceding sentences shall be subject to adjustment as provided in Section 5(h) of the Plan.

              5. Terms and Conditions of Options. The stock options granted pursuant to the Plan shall be authorized by the Board and shall be evidenced by an agreement in such form as the Board shall approve, which agreement shall comply with and be subject to the following terms and conditions:

                     (a) Optionee's Agreement. As consideration for the granting of an option under the Plan, each optionee must agree to use his best efforts for the benefit of the Company during his tenure of employment, but nothing in the Plan or agreement shall be deemed to limit the right of the Company to terminate any optionee's employment at any time for or without cause.

                     (b) Number of Shares. The option shall state the number of shares which it covers.

                     (c) Option Price. The option shall state the option price, which shall be not less than 100% of the fair market value per share of said Stock on the date of the grant of the option or, if applicable, the amount specified in Section 3 hereof.



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              (d)    Medium and Time of Payments.  The option price shall be
       payable upon the exercise of the option in cash or by check. Exercise of an option shall not be effective until the Company has received written notice of exercise, specifying the numbers of whole shares to be purchased, accompanied by payment in full of the aggregate option price of the number of shares purchased. The Company shall not in any case be required to issue and sell a fractional share of stock.

              (e)    Term and Exercise of Options.  Except as provided in
       Section 3 and Sections 5(f), (g) and (h), the period of time within which an option may be exercised shall be such period of time specified in the option agreement, provided that such period shall in no event extend past the tenth anniversary of the date the option was granted. During the period within which an option is exercisable, it shall be exercisable only in accordance with the terms specified in the option agreement. Options granted hereunder shall be exercisable during the optionee's lifetime only by him or by his guardian or legal representative. Anything herein to the contrary notwithstanding, on the tenth anniversary date of the date the option was granted (or on the fifth anniversary if granted to an employee who is a greater than ten percent (10%) shareholder as discussed in Section 3 hereof), it shall expire and be void with respect to any shares subject thereto which have not been theretofore purchased.

              (f) Termination of Employment Except for Death or Disability. In the event that the optionee shall cease to be employed by the Company or an Affiliate for any reason other than his death or disability (within the meaning of Section 105(d)(4) of the Code), an option granted hereunder, to the extent not then exercisable in accordance with its terms, shall terminate and be without further effect. To the extent the option is exercisable on the date of such termination, it may be exercised by the optionee within the thirty-day period following such termination, subject however to the condition that no option shall be exercisable after the expiration of ten years from the date such option was granted or such shorter period as may be provided in the option agreement pursuant to Section 5(e) hereof, and such option, to the extent not exercised within said thirty-day period, shall in all events terminate upon the expiration of said thirty-day period. Whether authorized leave of absence or absence due to military or governmental service shall constitute termination of employment, for the purpose of the Plan, shall be determined by the Board, which determination shall be final and conclusive.

              (g) Death or Disability of Optionee and Transfer of Option. If the optionee shall die or become disabled while in the employ of the Company or an Affiliate, an option granted hereunder, to the extent not then exercisable in accordance with its terms, shall terminate and be without further effect. To the extent the option is exercisable on the day of death or disability, it may be exercised at any time within six months after the optionee's death or disability (subject to the condition that no option shall be exercisable after the expiration of ten years from the date such option was granted or such shorter period as may be provided in the option agreement in accordance with Section 5(e) hereof) by the optionee if he has become disabled while in the employ of the Company or an Affiliate, or if he shall die while in the employ of the Company or an Affiliate, by the executors or administrators of the optionee's estate or by any person or persons who shall have acquired the option directly from the optionee by bequest or inheritance, and such option, to the extent not exercised within said six-month period, shall in all events terminate upon the expiration of such six-month period.

              (h) Adjustments. The aggregate number and class of shares of Stock on which options may be granted hereunder, the number and class of shares thereof covered by each outstanding option, and the price per share thereof in each such option, shall all be proportionately adjusted for any increase or decrease in the number of outstanding shares of Stock of the Company resulting from a subdivision or consolidation of shares or any other capital adjustment or the payment of a stock dividend or any other increase or decrease in the number of such shares effected without receipt of consideration therefor in money, services or property.

              If the Company shall be the surviving corporation in any merger or consolidation, any option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the option would have been entitled. A dissolution or liquidation of the Company shall cause every option outstanding immediately prior to such dissolution or liquidation to terminate, whether such option is not then exercisable according to its terms or is then exercisable according to its terms but simply has not been exercised by the optionee (or his successor in interest if the optionee be deceased).

              A merger or consolidation in which the Company is not the surviving corporation shall cause every option outstanding immediately prior to such merger or consolidation to become exercisable in full by the optionee. The Company shall give all optionees notice in writing thirty days prior to the effective date of such merger or consolidation to allow the optionees an opportunity to exercise their options. Every option shall terminate as of the effective date of such merger or consolidation. Notwithstanding the foregoing, a merger effected solely for the purposes of reincorporating the Company in a jurisdiction other than that in which the Company is then incorporated shall not be subject to the provisions of this paragraph; provided that all outstanding options are assumed by the surviving corporation.

              (i) Rights as a Shareholder. An optionee (or his successor in interest if he be deceased) shall have no rights as a shareholder with respect to any shares covered by his option until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or





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              other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 5(h) hereof.

                     (j) Modification, Extension and Renewal of Options. Subject to the terms and conditions of and within the limitations of the Plan, the Board may modify, extend or renew outstanding options granted under the Plan. Notwithstanding the foregoing, however, no modification of an option shall, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted under the Plan.

                     (k) Investment Purpose. Each optionee receiving an option pursuant hereto must represent that any shares purchased pursuant to the option will be or are acquired for his own account for investment and not with a view to, or for offer or sale in connection with, the distribution of any such shares; provided, however, that such representation need not be given if
              (i) the shares to be subject to such option to be granted to such optionee have been registered under the Securities Act of 1933 ("Securities Act") and registered or qualified, as the case may be, under applicable state securities laws or (ii) counsel to the Company determines that such registration is not necessary for purposes of compliance with applicable federal and state securities laws. Prior to the purchase of shares of Common Stock on exercise of an option, or any part thereof, the optionee shall give such further representations of an investment or other nature as reasonably required by the Company in order to comply with applicable federal and state securities laws. Furthermore, nothing herein or in any option granted hereunder shall require the Company to issue any shares upon exercise of any option if such issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any other applicable statute or regulation then in effect. Nothing herein shall prohibit the optionee from using any shares acquired pursuant to any option granted hereunder as collateral or security for any debt, loan or other obligation.

                     (l) Other Provisions. The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option, as the Board shall deem advisable. If the option is designated as an incentive stock option in the option agreement, such agreement shall contain such limitations and restrictions upon the exercise of the option to which it relates as shall be necessary for the option to which such Agreement relates to constitute an incentive stock option within the meaning of section 422(b) of the Code.

                     (m) Assignability. No option shall be transferable by optionee other than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the optionee only by the optionee, or if the optionee is legally incompetent, by the optionee's legal representative.

              6. Indemnification. Each director ("Indemnified Party") shall be indemnified by the Company against all costs and reasonable expenses, including attorneys' fees, incurred by him in connection with any action, suit or proceeding, or in connection with any appeal thereof, to which he may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted hereunder, and against all amounts paid by such Indemnified Party in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by such Indemnified Party in satisfaction of a judgment in any such action, suit or proceeding, provided that within 60 days after institution of any such action suit or proceeding such Indemnified Party shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same; and provided further, however, anything contained in the Plan to the contrary notwithstanding, there shall be no indemnification of an Indemnified Party who is adjudged by a court of competent jurisdiction to be guilty of, or liable for, willful misconduct, gross neglect of duty, or criminal acts. The foregoing rights of indemnification shall be in addition to such other rights of indemnification as an Indemnified Party may have as a director of the Company.

              7. Amendment and Termination of the Plan. If not sooner terminated, the Plan shall terminate automatically on the date that is ten (10) years following the effective date of the Plan (as specified in Section 11 hereof). No options may be granted hereunder after the termination of the Plan. The Board may, from time to time, with respect to any shares at the time not subject to options, suspend or discontinue the Plan or amend it in any respect whatsoever; provided, however, that without the approval of the holders of a majority of the outstanding shares of voting stock of all classes of the Company, no such amendment shall (i) change the number of shares of Stock subject to the Plan (other than as provided in Section 5(h)), (ii) change the designation of the class of employees eligible to receive options, or (iii) decrease the price at which options may be granted, and provided further, that the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of Texas shall be required to approve any amendment to the Plan which would, as determined for purposes of Rule 16b-3 of the Securities and Exchange Commission under the Securities and Exchange Act of 1934 (or any successor provision at the time in effect), (x) materially increase the benefits accruing to participants under the Plan, (y) materially increase the number of shares of Stock which may be issued under the Plan, or
(z) materially modify the requirements as to eligibility for participation in the Plan. The Board may, with respect to any shares at the time not subject to options, terminate the Plan. No termination or amendment of the Plan shall adversely affect the rights of an optionee under an option, except with the consent of such optionee.

              8. No Obligation to Exercise Option. The granting of an option shall impose no obligation upon the optionee to exercise such option.





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              9.     Application of Funds.  The proceeds received by the
Company from the sale of shares pursuant to options will be used for general corporate purposes.

              10. Governing Law. All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Texas except to the extent Texas law is preempted by federal statute.

              11. Date Plan is Effective. The Plan shall become effective, as of the date of its adoption by the Board, when it has been duly approved by holders of at least a majority of the shares of common stock present or represented and entitled to vote at a meeting of the shareholders of the Company duly held in accordance with applicable law within twelve months after the date of adoption of the Plan by the Board. If the Plan is not so approved, the Plan shall terminate and any option granted hereunder shall be null and void.





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